EXHIBIT 3.3

CERTIFICATE OF FORMATION

OF

C.P. ATLAS INTERMEDIATE HOLDINGS, LLC

This Certificate of Formation of C.P. Atlas Intermediate Holdings, LLC (the “LLC”), dated as of March 28, 2010, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. § 18-101 et seq.).

FIRST. The name of the limited liability company formed hereby is C.P. Atlas Intermediate Holdings, LLC.

SECOND. The registered officer of the LLC in the State of Delaware shall be located at c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

THIRD. The name and address of the registered agent of the LLC for service of process on the LLC in the State of Delaware shall be The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David Cooke
Name: David Cooke
Authorized Person

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

C.P. ATLAS INTERMEDIATE HOLDINGS, LLC

February 24, 2011

The undersigned, desiring to amend the Certificate of Formation of C.P. Atlas Intermediate Holdings, LLC (the “Company”) pursuant to the provisions of Section 18-202 of the Limited Liability Company Act of the State of Delaware, does hereby certify as follows:

FIRST: The name of the Company is C.P. Atlas Intermediate Holdings, LLC.

SECOND: The Certificate of Formation of the Company shall be amended by deleting paragraph one in its entirety and substituting in lieu thereof a new paragraph one to read as follows:

FIRST. The name of the limited liability company formed hereby is American Renal Holdings Intermediate Company, LLC.

THIRD: This amendment shall be effective as of 11:59 pm EST on February 24, 2011.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned executed this Amendment to the Certificate of Formation of C.P. Atlas Intermediate Holdings, LLC as of the first date written above.

/s/ Steven M. Silver
Name: Steven M. Silver
Title: Authorized Person

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